Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 22, 2013, relating to the financial statements and financial highlights which appear in the November 30, 2012 Annual Report to Shareholders of Sentinel Balanced Fund, Sentinel Capital Growth Fund, Sentinel Common Stock Fund, Sentinel Conservative Strategies Fund, Sentinel Georgia Municipal Bond Fund, Sentinel Government Securities Fund, Sentinel Growth Leaders Fund, Sentinel International Equity Fund, Sentinel Mid Cap Fund, Sentinel Mid Cap II Fund (formerly Sentinel Mid Cap Value Fund), Sentinel Short Maturity Government Fund, Sentinel Small Company Fund, Sentinel Sustainable Core Opportunities Fund, Sentinel Sustainable Mid Cap Opportunities Fund (formerly Sentinel Sustainable Growth Opportunities Fund) and Sentinel Total Return Bond Fund, comprising Sentinel Group Funds, Inc. which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 22, 2013